                  FORM 10-K DECEMBER 31, 1998

                                                    COMMISSION FILE NO. 1-8491

                                                                    EXHIBIT 11

                    HECLA MINING COMPANY AND SUBSIDIARIES

     CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

            For the Years Ended December 31, 1998, 1997 and 1996


                                                       Year Ended December 31,
                                                -------------------------------------

                                                   1998         1997        1996
                                                ----------   ----------   -----------
Shares of common stock issued at
   beginning  of  period                        55,156,324   51,199,324   48,317,324

The incremental effect of the issuance of
 new shares for cash, net of issuance costs            - -    3,620,833    2,875,000

The incremental effect of the issuance
 of new shares under Stock Option and
 Employee Stock Ownership Plans                      7,238        5,084        3,230
                                                ----------   ----------   ----------

                                                55,163,562   54,825,241   51,195,554

 Less:
   Weighted average treasury shares held            62,091       62,087       62,075
                                                ----------   ----------   ----------

Weighted average number of common shares
  outstanding  during  the  period              55,101,471   54,763,154   51,133,479
                                                ==========   ==========   ==========
